GORAN CAPITAL INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of the Shareholders of Goran Capital Inc. (the "Corporation") will be held at 2 Eva Road, Suite 201, Toronto, Ontario, Canada on Tuesday, May 30, 2000, at 10:00 a.m., Toronto time, for the following purposes:

         1. To receive the annual report and financial statements of the Corporation for the year ended December 31, 1999, and the report of the auditors thereon;
         2.       To elect directors;
         3. To appoint auditors and to authorize the directors to fix the auditors' remuneration;
         4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         The accompanying management information circular provides additional information relating to the matters to be dealt with at the Meeting and forms part of this Notice.

         Shareholders who are unable to attend the Meeting are requested to date, sign and return the accompanying form of proxy in the envelope provided for that purpose.

                 DATED at Toronto, this 26th day of April, 2000.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                              /s/ AGS
                                              ALAN G. SYMONS
                                              Chief Executive Officer
                                                and President

                               Goran Capital Inc.

                              2 Eva Road, Suite 200

                            Toronto, Ontario, Canada

                                     M9C 2A8

                                 April 26, 2000

Dear Shareholder:

Re:  Supplemental Mailing List

If you wish to have your name added to the supplemental mailing list of Goran Capital Inc. so you may receive the Corporation's quarterly reports which contain interim unaudited financial statements, please fill in your name and address in the space provided below and return to our transfer agent, CIBC Mellon Trust Company, Proxy Department, Unit 6, P.O. Box 12005 Station BRM B, Toronto, Ontario, Canada M7Y 2K5.

         NAME:

                           Please print

         ADDRESS:

         CITY:

         PROVINCE/STATE:                 POSTAL CODE/ZIP CODE:
                        ----------------


I hereby confirm that I am the owner of shares issued by the above-mentioned Corporation.

         SIGNATURE:

         DATE:

                               GORAN CAPITAL INC.

                            MANAGEMENT PROXY CIRCULAR

                             Solicitation of Proxies

         This Management Proxy Circular is furnished in connection with the solicitation of proxies by the management of Goran Capital Inc. (the "Corporation") for use at the Annual Meeting (the "Meeting") of Shareholders of the Corporation to be held Tuesday, May 30, 2000, at 10:00 a.m., (Toronto time) or at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by telephone or by telecopier, by directors, officers or regular employees of the Corporation. The costs of such solicitation will be borne by the Corporation.

                              Revocation of Proxies

         A shareholder who has given a proxy may revoke it at any time to the extent it has not been exercised. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or his attorney authorized in writing, and deposited either at the registered office of the Corporation at any time up to 5:00 p.m. (Toronto time) on the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairman of the Meeting prior to the beginning of the Meeting on the day of the Meeting, or any adjournment thereof or in any other manner provided by law.

               Voting of Shares Represented by Management Proxies

         The persons specified in the enclosed form of proxy are directors and officers of the Corporation and will represent management at the Meeting. Each shareholder of the Corporation has the right to appoint a person (who need not be a shareholder), other than the persons specified in the enclosed form of proxy, to attend for him and on his behalf at the Meeting or any adjournment thereof. Such right may be exercised by striking out the names of the specified persons and inserting the name of the shareholder's nominee in the space provided or by completing another appropriate form of proxy and, in either case, signing, dating and delivering the form of proxy to the Corporation prior to the holding of the Meeting.

         The persons named in the enclosed form of proxy will vote the shares in respect of which they are appointed by proxy on any ballot that may be called for in accordance with the instructions thereon. In the absence of such specifications, such shares will be voted in favour of each of the matters referred to herein.

         The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments to or variations of matters identified in the Notice of Meeting and with respect to other matters, if any, that may properly come before the Meeting. As of the date of this Circular, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting other than routine matters incidental to the conduct of the Meeting. However, if any other matters that are not known to management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxy.

                                Voting Securities

         The only voting securities of the Corporation currently outstanding and entitled to be voted at the Meeting are 5,876,398 common shares as of April 20, 2000, each of which carries one vote.

         The Corporation has fixed April 26, 2000 as the Record Date for the Meeting. The Corporation will prepare a list of the holders of common shares at the close of business on that day. Each person named in such list is entitled to be present and vote the shares shown opposite his name on such list at the Meeting except to the extent that he has transferred ownership of any of his shares after that date and the transferee of those shares produces properly endorsed share certificates or otherwise establishes that he owns the shares and demands, not later than ten days before the Meeting, that his name be included in the list before the Meeting, in which case the transferee is entitled to vote his shares at the Meeting or any adjournment thereof.

                     Principal Holders of Voting Securities

         To the knowledge of the directors or senior officers of the Corporation, the following are the only persons who beneficially own, directly or indirectly, or exercise control or direction over more than 10% of the outstanding common shares of the Corporation:

                                               Number of Common Shares              Percentage of Outstanding
                 Name                            Beneficially Owned,                      Common Shares
                                               Controlled or Directed1
  Symons International Group                       1,646,413                                 28.0%
  Ltd.2

  G. Gordon Symons                                   479,111                                  8.2%
  Alan G. Symons                                    558,9653                                  9.5%
  Douglas H. Symons                                  251,455                                  4.3%

1  The information  as to beneficial ownership of shares not being within the knowledge of  the Corporation, has been furnished by the persons and companies listed above.  Information presented is as of April 20, 2000 and does not reflect shares under option.
2  Mr. G. Gordon Symons is the controlling shareholder and Chairman of the Board of Symons International Group Ltd., a private company ("SIGL").
3 Includes  378,115 shares owned by a trust over which Alan G. Symons  exercises limited direction.

Particulars of Matters to be Acted Upon

         At the Meeting, shareholders will be asked to elect directors, to appoint auditors, to authorize the directors to fix the auditors' remuneration and to deal with other matters which may properly come before the Meeting.

                              Election of Directors

         The articles of the Corporation currently provide for a board consisting of a minimum of three and a maximum of ten directors. The board currently consists of six directors until otherwise determined by further resolution of the board of directors of the Corporation.

         Unless otherwise specified therein, proxies received in favour of management nominees will be voted for the following proposed nominees (or for substitute nominees in the event of contingencies not known at present) whose term of office will continue until the next Annual Meeting of Shareholders or until they are removed or their successors are elected or appointed in accordance with the Canada Business Corporations Act and the by-laws of the Corporation.

                                                                                   Number of Common   Number of Shares
                                                                     Year First      Shares of the        of Symons
                                                                       Became         Corporation       International
        Name and Principal Occupation           Position in the       Director       Beneficially        Group, Inc.
                                                  Corporation                           Owned1          Beneficially
                                                                                                           Owned1

G. Gordon Symons2                              Chairman of the          1986              2,125,5245             10,000
Chairman of the Board, Goran Capital Inc.      Board
and Symons International Group, Inc.

Alan G. Symons2,3                              CEO and President        1992                558,9656             60,591
CEO and President, Goran Capital Inc.;
Deputy Chairman, Symons International Group,
Inc.

Douglas H. Symons2,4                           COO, Vice                1989                 251,455             28,500
COO, Goran Capital Inc.; CEO, Symons           President and
International Group, Inc.                      Secretary

J. Ross Schofield3,4                           Director                 1992                   3,800              1,000
President, Scaffold Insurance Brokers

David B. Shapira3                              Director                 1989                 100,000              1,000
President, Medbers Limited

John K. McKeating4                             Director                 1995                   2,000              2,000
Retired, Former President,  Vision 2120, Inc.

         1Information as to the shareholdings of each nominee has been provided by the nominee and does not reflect shares under option.
         2Member of Executive Committee.
         3Member of Audit Committee.
         4Member of the Compensation Committee
         5Includes 1,646,413 shares owned by SIGL.
         6Includes 378,115 shares owned by a trust over which Alan G. Symons exercises limited direction.

         Each of the foregoing nominees has held the principal occupation indicated above during the past five years.

Directors' and Officers' Remuneration

         The aggregate remuneration paid by the Corporation and its subsidiaries to the Executive Officers, as defined herein, during the year ended December 31, 1999 was (U.S.) $1,596,623 all in the form of salary, bonus and consulting fees.

         In 1999, the Corporation's directors received (i) a flat annual fee of $10,000 for each director and (ii) a $1,500 fee for each board or committee meeting attended. In addition, Committee Chairmen received an additional $2,500 per quarter.

Interest of Insiders in Material Transactions

     As of December 31, 1999, Symons International Group, Ltd., a private company ("SIGL"), was indebted to the Corporation in the amount of approximately $1,400,000. This indebtedness does not bear interest. G. Gordon Symons is the majority shareholder of SIGL, and Alan G. Symons and Douglas H. Symons own a minority interest in SIGL.

     The Corporation paid $3,206,222 in 1999, for consulting and other services related to the conversion to the Corporation's nonstandard automobile operating system. Approximately 90% of these payments were for services provided by consultants and vendors unrelated to the Corporation. Stargate Solutions Group, Inc. ("Stargate"), the shares of which are owned by Kirk Symons, son of G. Gordon Symons and brother of Alan G. Symons and Douglas H. Symons, managed the work of each of the unrelated consultants and vendors and, as compensation for such work, retained approximately 10% of the payments referred to above in return for management services provided. During part of 1999, Stargate Solutions, Inc. (a subsidiary of Stargate) was owned beneficially by Kirk Symons and G. Gordon Symons. As of May, 1999, Stargate Solutions, Inc. was owned 100% by Stargate.

     Superior Insurance Group, Inc., a wholly owned subsidiary of the Corporation, acquired a less than 1% limited partnership interest in Monument Capital Partners I during 1999. The amount of the investment was $100,000. Larry
S. Wechter, a director of Symons International Group, Inc., a subsidiary of the Corporation ("SIG"), as of January 19, 2000, is Managing Director and Chief Executive Officer of Monument Advisers, Inc. and Alan G. Symons, a director of the Corporation, is a director of Monument Advisers, Inc. Monument Advisers, Inc. is the general partner of Monument Capital Partners I.



            Indebtedness of Officers and Directors of the Corporation

     The  following   directors  and  officers  of  the  Corporation  and  their associates were indebted to the  Corporation,  or its  subsidiaries,  in amounts exceeding  (Cdn.)  $25,000  during 1999.  All amounts listed in this section are denominated in U.S. Dollars.
                                                                 Largest Loan Balance During

  Name and Principal Position             Date of Loan                       1999                  Present Balance

G. Gordon Symons Chairman of             June 27, 1986                              $115,8071                 $115,807
the Board                                June 30, 1986                              $156,4951                 $156,495
Alan G. Symons                           June 30, 1986                                $6,6172                     $-0-
CEO and President                      February 25, 1988                             $27,3092                  $27,309
                                         March 19, 1998                             $887,4443                     $-0-
                                        October 15, 1998                            $562,4134                     $-0-
                                        January 16, 1998                            $102,0515                     $-0-
                                        October 28, 1999                            $100,0006                 $100,000
Douglas H. Symons                        June 30, 1986                               $15,0007                   $9,798
COO, Vice President and                February 25, 1988                              $2,2197                   $2,219
Secretary                               November 1, 1990                             $68,0508                     $-0-
                                         April 20, 1998                             $260,3589                     $-0-
                                        October 15, 1998                           $594,51710                     $-0-
                                       February 27, 1998                            $22,53311                     $-0-
                                         April 14, 1999                             $35,00012                     $-0-
                                       September 29, 1999                          $100,00013                 $100,000
                                        October 20, 1999                           $350,00014                 $350,000

         1 The loans by the Corporation to G. Gordon Symons in 1986 and 1988 were made to facilitate the purchase of common shares of the Corporation. Such loans are collateralized by pledges of the common shares of the Corporation acquired and are payable on demand and are interest free.

         2 The loans by the Corporation to Alan G. Symons in 1986 and 1988 were made to facilitate the purchase of common shares of the Corporation. The 1988 loan is collateralized by a pledge of the common shares of the Corporation acquired and is payable on demand and is interest free. The 1986 loan was repaid in April,1999.

         3 The loan by the Corporation to Alan G. Symons on March 19, 1998 was made to satisfy obligations to third parties. Such loan was secured by a pledge of his options to purchase shares in Superior Insurance Group Management, Inc. (formerly, GGS Management Holdings, Inc.), a subsidiary of the Corporation, and bore interest at the rate of 5.85% per year. This loan was repaid in April, 1999.

         4 The loan by the Corporation to Alan G. Symons on October 15, 1998 was made to facilitate the exercise of options to purchase common shares of the Corporation. Such loan was unsecured and bore interest at the rate of 7.25% per year. This loan was repaid in April, 1999.

         5 The advances by SIG to Alan G. Symons beginning January 16, 1998 were primarily made to facilitate the payment of interest on a loan from an unrelated third party relating to the purchase of shares of SIG at the time of its initial public offering ("IPO") in 1996. Such advances were unsecured, bore no interest and were repaid in April, 1999.

         6 The loan by the Corporation to Alan G. Symons on October 28, 1999 was made to pay third party indebtedness secured by common shares of the Corporation and SIG. Such loan is unsecured and bears interest at the rate of 6.5% per year and is payable on demand.

         7 The loans by the Corporation to Douglas H. Symons in 1986 and 1988 were made to facilitate the purchase of common shares of the Corporation. Such loans are collateralized by pledges of the common shares of the Corporation acquired, are payable on demand and are interest free.

         8 The loan by the Corporation to Douglas H. Symons on November 1, 1990 was made to facilitate the purchase of a primary residence. Such loan was unsecured and bore interest at the rate of prime plus 1% per year. This loan was repaid in April, 1999.

         9 The loan by the Corporation to Douglas H. Symons on April 20, 1998 was made to facilitate the exercise of options to purchase common shares of the Corporation. Such loan was secured by a pledge of his options to purchase shares in Superior Insurance Group Management, Inc. and bore interest at the rate of 5.85% per year. This loan was repaid in April, 1999.

         10 The loan by the Corporation to Douglas H. Symons on October 15, 1998 was made to facilitate the exercise of options to purchase common shares of the Corporation. Such loan was unsecured and bore interest at the rate of 7.25% per year. This loan was repaid in April, 1999.

         11 The advances by SIG to Douglas H. Symons beginning February 27, 1998 were primarily made to facilitate the payment of interest on a loan from an unrelated third party relating to the purchase of shares of SIG at the time of its IPO in 1996. Such advances were unsecured and bore no interest. These advances were repaid in April, 1999.

         12 The advances to Douglas H. Symons by SIG beginning April 14, 1999 were primarily made for personal expenses of Douglas H. Symons. Such advances were unsecured and bore no interest. These advances were repaid prior to December 31, 1999.

         13 The loan by SIG to Douglas H. Symons on September 29, 1999 was made to satisfy indebtedness to third parties. Such loan is unsecured, bears interest at the rate of 6.5% per year and is payable on demand.

         14 The loan by the Corporation to Douglas H. Symons on October 20, 1999 was made to satisfy indebtedness to third parties. Such loan is unsecured, bears interest at the rate of 6.5% per year and is due on October 20, 2000.

         In April, 1999, the Corporation guaranteed loans from an unrelated third party to Alan G. Symons and Douglas H. Symons in the approximate amounts of $1,552,000 and $945,000, respectively. The Corporation's guarantee to the unrelated third party is secured by a pledge of certain shares of SIG owned by the Corporation. In turn, Alan G. Symons and Douglas H. Symons have executed guarantees in favour of the Corporation which are triggered in the event that the Corporation is required to perform its guarantee to such unrelated third party. The guarantees by Alan G. Symons and Douglas H. Symons are secured by all shares of SIG and the Corporation held respectively by Alan G. Symons and Douglas H. Symons.

         On October 24, 1997, SIG guaranteed a loan from an unrelated third party to Dennis G. Daggett, President of IGF Insurance Company, a subsidiary of the Corporation. The loan is in the amount of $290,000, is due on February 10, 2001 and bears interest at the rate of 7.75% per year.

Executive Compensation

         The aggregate cash compensation paid by the Corporation and its subsidiaries during 1999 to the Corporation's five most highly paid executive officers (the "Executive Officers"), (including officers of its subsidiaries) including salaries, fees, commissions and bonuses was (U.S.) $1,596,623. The aggregate value of compensation, other than that referred to above, paid to Executive Officers during 1999 does not exceed (Cdn.) $10,000 times the number of Executive Officers.

         Table 1 sets forth compensation paid by the Corporation and its subsidiaries to the Corporation's Chief Executive Officer and each of the Corporation's other Executive Officers during the Corporation's three most recently completed fiscal years.

TABLE 1:  SUMMARY COMPENSATION TABLE


                                                                                                  Long-
                                                                       Annual                     Term
                                                                    Compensation                 Awards
                                                                                                 Number

                                                                            Other Annual      SecuritiesUnder
                                                                            Compensation         Options          All Other
Name and                                    Salary           Bonus              US $B           GrantedC        Compensation
Principal Position             Year          US $A           US $A                                                 US $ A
G. Gordon                        1999             $-0-             $-0-          Nil                      0            $400,000D
Symons,  Chairman                1998             $-0-             $-0-          Nil                 34,000            $600,000D
                                 1997             $-0-             $-0-          Nil                166,651            $440,000D
Alan G. Symons                   1999        $254,032E             $-0-          Nil                      0            $145,968F
CEO and President                1998        $300,000E             $-0-          Nil                217,920            $100,000G
                                 1997        $278,230E        $200,000E          Nil                  9,650            $100,000G
Douglas H. Symons                1999        $375,000E             $-0-          Nil                      0               Note B
Vice President,                  1998        $300,000E             $-0-          Nil                 20,000               Note B
COO and Secretary                1997        $200,000E         $82,971E          Nil                  9,650               Note B
Dennis G. Daggett                1999        $189,000E             $-0-          Nil                      0               Note B
President, IGF                   1998        $198,489E        $270,000E          Nil                 12,000               Note B
Insurance Company                1997        $195,618E        $150,000E          Nil                  1,000               Note B
Roger C. Sullivan                1999        $232,623E             $-0-          Nil                      0               Note B
Executive Vice   President,      1998        $204,451E             $-0-          Nil                 17,000               Note B
Superior  Insurance Company      1997        $169,612E        $169,612E          Nil                    -0-               Note B

Note A Salary, bonus and other compensation are stated in U.S. dollars as the majority of payments are actually made in U.S. dollars.
Note B     Aggregate amounts are not  greater  than the lesser of $50,000 and 10% of the total of the annual salary  and  bonus.
Note C No stock appreciation rights (SAR's), restricted shares, or restricted share units were granted during any of the past three completed fiscal years. Amounts reflect stock options granted during 1998 and 1997. No stock options were granted during 1999.
Note D Amount paid by a subsidiary of the Company, Granite Reinsurance Company, Ltd., a Barbados company, to companies owned by Mr. G. Gordon Symons.
Note E     Amount paid by the Corporation or its subsidiaries.
Note F     Consulting fee paid to SIG Capital Fund, Ltd. Note G Consulting fee.

                           Employee Share Option Plan

         The Corporation has a Share Option Plan (the "Option Plan"). The terms, conditions and limitations of options granted under the Option Plan are determined by the board of directors of the Corporation with respect to each option, within certain limitations. The exercise price per share is payable in full on the date of exercise. Options granted under the Option Plan are not assignable. During 1999, there were no grants of options to purchase common shares of the corporation pursuant to the Option Plan.

TABLE 2: AGGREGATED OPTION EXERCISES DURING 1999 AND YEAR-END OPTION VALUES

                                                                   Number of Unexercised           Value Of

                                  Common                                  Options              Unexercised In-
                                  Shares          Aggregate              at FY-End                The-Money
                                 Acquired           Value              Exercisable/              Options ($)
            Name                    On             Realized            Unexercisable             Exercisable/
                                 Exercise                                                       Unexercisable1
  G. Gordon Symons                   0                0                  208,121/0                   0/0
  Alan G. Symons                     0                 0                 227,570/0                   0/0
  Douglas H. Symons                  0                 0                 29,650/0                    0/0

1 Based  on  the  TSE  Closing  Price  as of December 30, 1999 of $3.00 (Cdn.).

                    Composition of the Compensation Committee

     During 1999, the Compensation Committee of the Board of Directors consisted of John K. McKeating (Committee Chair), J. Ross Scaffold and Douglas H. Symons. Mr. Douglas H. Symons was the Corporation's Vice President and Chief Operating Officer throughout 1999 and was elected Secretary in November, 1999.

                        Report On Executive Compensation

         The Corporation's Executive Compensation Policy (the "Policy") considers an individual's experience, market conditions (including industry surveys), individual performance and the overall financial performance of the Corporation. The Corporation's total compensation program for officers includes base salaries, bonuses and the grant of stock options pursuant to the Option Plan. The Corporation's primary objective is to achieve above-average performance by providing the opportunity to earn above-average total compensation (base salary, bonus, and value derived from stock options) for above-average performance. Each element of total compensation is designed to work in concert. The total program is designed to attract, motivate, reward and retain the management talent required to serve shareholder, customer and employee interests. The Corporation believes that this program also motivates the Corporation's officers to acquire and retain appropriate levels of share ownership. It is the opinion of the Compensation Committee that the total compensation earned by the Corporation's officers during 1999 achieves these objectives and is fair and reasonable.

         Compensation comprises base salary, annual cash incentive (bonus) opportunities, and long-term incentive opportunities in the form of stock options. Individual performance is determined in relation to short and long-term objectives that are established and maintained on an on-going basis. Performance of these objectives is formally reviewed annually and base salary adjusted as a result. Bonus rewards are provided upon the attainment of corporate financial performance objectives as well as the individual's direct responsibilities and their attainment of budget and other objectives.

         The Policy also strives to establish long-term incentives to executive officers by aligning their interests with those of the Corporation's shareholders through award opportunities that can result in the ownership of the Corporation's common shares.

     The compensation of Alan G. Symons, Chief Executive Officer of the Corporation, consisted of the same elements as the other senior executives, namely base salary and stock options. In 1997, the Committee reviewed and approved Alan G. Symons' employment agreement with Superior Insurance Group Management, Inc., a subsidiary of the Corporation. This agreement remained in effect through October, 1999. In November, 1999, the Corporation entered into an arrangement with SIG Capital Fund, Ltd. for the payment of a consulting fee to SIG Capital Fund, Ltd. with respect to the provision of services by Alan G. Symons. During 1999, the Committee did not approve the grant of stock options or bonuses.


                                                        COMPENSATION COMMITTEE
                                                        John K. McKeating, Chair
                                                        J. Ross Scaffold
                                                        Douglas H. Symons

                             Appointment of Auditors

         Unless otherwise instructed, the persons named in the enclosed form of proxy intend to vote for the appointment of Schwartz Levitsky Feldman, Chartered Accountants, as auditors of the Corporation to hold office until the next annual meeting of shareholders. Schwartz Levitsky Feldman were first appointed auditors of the Corporation in 1990.

                   Statement of Corporate Governance Practices

         The Board of Directors and management of the Corporation believes that sound corporate governance practices are essential to the performance of the Corporation. The Corporation's practices and policies have been developed over many years. They are addressed here generally and within the framework of the guidelines for effective corporate governance adopted by The Toronto Stock Exchange (the "Guidelines").

Board of Directors

         The Board of Directors is elected by the shareholders and oversees the conduct of the business and affairs of the Corporation, supervises its management and ensures that all major issues affecting the Corporation are given appropriate consideration. In fulfilling its responsibilities the Board delegates day-to-day authorities to management, while reserving the ability to review management decisions and to exercise final judgment on any matter. The Board discharges its responsibilities directly and through its committees.

         The directors are kept informed of the Corporation's operations at meetings of the Board and its Committees and through discussions with management. In addition to its primary roles of overseeing the Corporation's performance and providing quality, depth and continuity for management to meet the Corporation's objectives, the Board of Directors, among other things:

o reviews the development and implementation of business and strategic plans and approves business, strategic, financial and succession plans;
o    approves communications to shareholders;
o    oversees financial programs and policies;
o    appoints officers and reviews their performance at least annually;
o approves items such as the issue, purchase and redemption of securities, acquisition and disposition of significant capital assets, executive officer compensation, employee benefits, including profit sharing and incentive award plans and dividends, if any; and
o approves changes in the by-laws of the Corporation and submits them to shareholders for approval.

         In order to carry out its responsibilities the Board of Directors meets on a regularly scheduled basis and otherwise as required by circumstances. The Board met six times during 1999 and took a number of actions by unanimous written consent.

         The Chairman of the Board is responsible for the functioning of the Board including, among other things, setting the agenda for each Board meeting, ensuring that directors are kept informed of appropriate corporate matters, chairing the meetings and acting as a key liaison between the Board and executive management.

Committees of the Board of Directors

         The Board of Directors has established three standing committees and has delegated certain functions to each of the Committees.

Executive Committee

     The Executive Committee communicates regularly with executive management of the Corporation. The Executive Committee reviews and approves communications with shareholders and adds significant direction to the function of executive management on significant issues affecting the Corporation. This Committee is composed of G. Gordon Symons, Alan G. Symons and Douglas H. Symons.

Audit Committee

         This Committee meets with the financial officers of the Corporation and the external auditors, among other things, to review and recommend presentation to the Board of Directors of the Corporation's annual and interim consolidated financial statements, to review disclosure documents, to monitor the adequacy of the Corporation's internal control systems and its risks in financial and other matters. This Committee meets with the external auditors to review the intended audit scope, areas of special emphasis and to confirm that no management restrictions are placed on the scope and nature of planned audits and to discuss the results of their audit, their opinion on internal accounting controls and the quality of financial reporting. In 1999, this Committee met twice. It is composed of Alan G. Symons, J. Ross Scaffold and David B. Shapira.

Compensation Committee

         The role of the Compensation Committee is to review the total compensation of the Corporation's executive officers in an effort to ensure that the Corporation attracts and retains the talent commensurate with its business objectives. In 1999, this Committee met twice. See "Composition of Compensation Committee."

TSE Guidelines

         The Guidelines require each listed company to disclose its approach to corporate governance and, where the Corporation's system is different from the Guidelines, to explain the differences. The Corporation's corporate governance is substantially consistent with the objectives set out in the Guidelines. The approach of the Corporation to matters of corporate governance referred to in each of the fourteen Guidelines follows.

         The Board should explicitly assume responsibility for stewardship of the Corporation, and specifically for:

         Adoption of Strategic Planning Process.

         The objectives of the Chief Executive Officer of the Corporation include responsibility for the development of strategic plans. The Board reviews strategic planning matters on a regular basis which includes the approval of long term strategic plans and annual business plans and the monitoring of performance against, and continuing stability of, such plans.

         Identification of Principal Risks and Ensuring Implementation of Risk Management Systems.

         Identification of the Corporation's principal business risks is the responsibility of the Corporation's management. Management's plans for risk management are subject to review by the Board.

         Succession Planning and Monitoring Senior Management.

         The Executive Committee reviews and reports at least annually to the Board on organizational and succession planning matters. The Chief Executive Officer has responsibility for succession planning for senior management and monitoring the performance of executive management.

         Communications Policy.

         To ensure that the rules of timely disclosure are observed, management has put in place structures for effective communication between the Corporation, its shareholders and the public, including having the CEO responsible for advising on and reviewing disclosure documents and recommending timely disclosure of material transactions and changes.

         Integrity of Internal Control and Management Information Systems.

         Systems and Controls. The Audit Committee reviews the Corporation's systems and controls principally by monitoring planning and staffing of the internal audit function and reporting and by reviewing the external auditors' annual letter of comments on these items and management's responses thereto.

         Occupational Health and Safety and Environmental. The Corporation's business activities do not typically involve occupational health and safety matters or environmental issues. Should a health and safety or environmental issue arise, executive management implements corrective and preventative measures and reports its activities in that regard to the Board.

         Human Resources Matters. In addition to the role of the Compensation Committee, the Executive Committee reviews and monitors the Corporation's policies and activities in human resources and related employment matters to ensure excellent relations with employees of the Corporation and compliance with applicable laws.

         Information Systems. As part of the ongoing planning processes of the Corporation, executive management regularly informs the Board of the development and status of the Corporation's management information systems.

Majority of directors should be "unrelated" (independent of management and free from conflicting interests).

                The Board of Directors is composed of six members. The current composition of the Board does not include a majority of directors who are unrelated to the Corporation. However, the Board believes that the number of directors who do not have interests in or relationships with the Corporation provides for fair representation of shareholders who have invested in the Corporation.

                The Corporation has a significant shareholder and the percentage of shares held by individuals or entities who are not directly or indirectly related to the Corporation's significant shareholder is approximately 50%. The number of such unrelated directors fairly reflects the investment in the Corporation by shareholders other than the significant shareholder and those persons or entities directly or indirectly unrelated to the significant shareholder. Therefore, the unrelated directors (and the Board as a whole) are in a position to fairly represent minority shareholders.

Disclosure for each director whether he or she is related, and how that conclusion is reached.

                Mr. Gordon Symons is the Chairman of the Board and a controlling shareholder; therefore, he is related to the Corporation. Messrs. Alan G. Symons and Douglas H. Symons are the Chief Executive Officer and Chief Operating Officer, respectively and are therefore related to the Corporation.

                None of the  remaining  directors,  being  one half of the Board members, is related by reason of having worked for the Corporation, having material contracts with the Corporation or having received remuneration from the Corporation in excess of directors' fees. None of the directors has any interest or any business or other relationship with G. Gordon Symons, Alan G. Symons or Douglas H. Symons which could, or could reasonably be perceived to, materially interfere with his ability to act with a view to the best interests of the Corporation, and as such, none of the directors is related to G. Gordon Symons, Alan G. Symons or Douglas H. Symons.

Appoint a committee responsible for the appointment/assessment of directors composed exclusively of outside directors, a majority of whom are unrelated.

                The Board of Directors recommends candidates for the Board. The Board reviews the qualifications of prospective members in consideration of current Board compositions and the Corporation's needs. The Board does not have in place assessment procedures for Board and director performance.

Implement a process for assessing the effectiveness of the Board, its committees and individual directors.

                Although the Board does not have a formal process to address the effectiveness of the Board, its committees and individual directors as recommended by the Guidelines, the Board believes it carries on its duties and responsibilities effectively and in the best interests of the shareholders.

Provide orientation and educational programs for new directors.

                The current members of the Board of Directors have had a longstanding relationship with the Corporation and as such this Guideline has not been pertinent. However, in the event of an election to the Board of new directors, the Board would undertake to summarize and document the Corporation's business, affairs and governance and provide to new directors orientation through meetings with officers and other Board members on an informal basis.

Consider reducing the size of the Board, with a view to improving effectiveness.

                The Board believes that the current number of directors promotes effectiveness and efficiency and is appropriate in the circumstances. The Board does not believe it should have fewer than the current number of directors.

Review compensation of directors in light of risks and responsibilities.

                The Compensation Committee reviews and recommends to the Board of Directors for approval the remuneration of directors. The Board considers the time commitment, comparative remuneration, responsibilities and other factors in determining remuneration.

Committees should generally be composed of outside directors and a majority of Committee members should be unrelated.

                A  majority   of  the  members  of  the  Audit   Committee   and
                Compensation Committee are composed of outside directors. The Executive Committee is composed of non-outside, related directors.

Appoint a committee responsible for approach to corporate governance issues.

                Although the Board of Directors has not established a separate corporate governance committee, the Executive Committee, is, among other things, responsible for making recommendations to the Board of Directors regarding the Corporation's approach to corporate governance and for the Corporation's disclosure of such approach.

Define limits to management's responsibilities by developing mandates for the Board and the Chief Executive Officer; the Board should approve the Chief Executive Officer's corporate objectives.

                The Board of Directors has the authority to manage or supervise the management of the Corporation's business as more fully described under the heading "Board of Directors" above. Certain roles are delegated to management or a Board Committee subject to review by the full Board. Although the Chief Executive Officer's corporate objectives are not formally set out, the Board of Directors oversees the performance of the Chief Executive Officer with a view toward compliance with the overall objectives of the Corporation.

Establish   structures   and   procedures   to  enable  the  Board  to  function
independently of management.

                The Board of Directors has the prerogative of meeting independently of management. The Committees of the Board function independently of management when appropriate. The
                Chairman of the Board, who is not a member of management has responsibility to ensure that the Board of Directors discharges its responsibilities.

Establish an audit committee with a specifically defined mandate, all members of which should be outside directors.

                A majority of the Audit Committee is composed of outside directors and has a specifically defined mandate as discussed under the heading "Audit Committee" above, including among other things to, monitor audit functions, review preparation of financial statements, recommend presentation of the annual financial statements and meet with external auditors independently of management.

Implement a system to enable individual directors to engage outside advisors at the Corporation's expense.

                Consistent  with past practice  individual  directors may engage
                outside   advisors  at  the   Corporation's   expense  with  the
                authorization of the Board.

                  Directors' and Officers' Liability Insurance

     The Corporation has purchased directors and officers liability insurance from The Chubb Insurance Company of Canada. This coverage expires on October 27, 2000 and contains a limit of liability of (Cdn.) $20 million. A premium of (Cdn.) $311,850 was paid in 1997 for three years' coverage. There is no deductible for coverage other than executive indemnification for which the deductible is (Cdn.) $100,000.

                                Performance Graph

         The  following   performance   graph  compares  the  cumulative   total
shareholder return on the Corporation's common stock with the TSE 300 for the years 1995 through 1999.

[graph omitted]



         Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Management Proxy Circular, in whole or in part), the preceding Report on Executive Compensation and the Historical Performance Graph shall not be incorporated by reference in any such filings.

         Directors' Approval

         The contents of this Management Proxy Circular and the sending thereof have been approved by the Board of Directors of the Corporation.

                                                                  April 26, 2000


                                                                  /s/AGS
                                                                  Alan G. Symons
                                           Chief Executive Officer and President

GORAN CAPITAL INC.
FORM OF PROXY
PROXY SOLICITED BY MANAGEMENT OF THE CORPORATION FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 30, 2000

The undersigned shareholder of Goran Capital Inc. (the "Corporation") hereby appoints G. Gordon Symons, Chairman of the Board, whom failing Alan G. Symons,
CEO, or instead of either of them..............................as Proxy for the undersigned, to attend, vote and act for and on behalf of the undersigned at the Annual Meeting of the Shareholders of the Corporation (the "Meeting") to be held at the City of Toronto, Ontario, Canada on Tuesday, May 30, 2000, and at any adjournment thereof, in the same manner, to the same extent and with the same power as if the undersigned were present at the Meeting or any adjournment thereof, and the undersigned hereby revokes any former instrument appointing a Proxy for the undersigned at the Meeting or at any adjournment thereof.

The Shares represented by this Proxy are to be:

        1. VOTED FOR ORWITHHELD FROM VOTING in the election of directors.
                                        -

          2. VOTED FOR ORWITHHELD FROM VOTING in the appointment of the
                                       - -
                                    auditor.

              DATED this ______ day of _____________________, 2000.










                 ................................................
                            Signature of Shareholder

Notes:
1. THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY ACCOMPANYING THIS CIRCULAR ARE DIRECTORS AND OFFICERS OF THE CORPORATION. A SHAREHOLDER OF THE CORPORATION HAS THE RIGHT TO APPOINT A PERSON OTHER THAN THE PERSONS SPECIFIED IN SUCH FORM OF PROXY AND WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING. SUCH RIGHT MAY BE EXERCISED BY STRIKING OUT THE NAMES OF THE PERSONS SPECIFIED IN THE FORM OF PROXY, INSERTING THE NAME OF THE PERSON TO BE APPOINTED IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY, SIGNING THE FORM OF PROXY AND RETURNING IT IN THE REPLY ENVELOPE IN THE MANNER SET OUT IN THE ACCOMPANYING NOTICE OF MEETING.

2. If this Form of Proxy is to be utilized, it should be dated and must be signed by the shareholder or his attorney authorized in writing. If this Form of Proxy is not dated in the space provided, it will be deemed to bear the date on which it was mailed to shareholders.

3. If it is desired that the shares represented by this Proxy are to be withheld from voting in the election of directors or the appointment of the auditor, the appropriate box or boxes above must be marked. If no specification has been made with respect to voting or withholding from voting in the election of directors or appointment of Auditor, the Proxy nominees are instructed to vote the shares represented by this Proxy for such matters.

4. If any amendments or variations to the matters referred to above or to any other matters identified in the Notice of Meeting are proposed at the Meeting or any adjournment or adjournments thereof, or if any other matters which are not known to management should properly come before the Meeting or any adjournment or adjournments thereof, this Proxy confers discretionary authority on the person voting the Proxy to vote on such amendments or variations or such other matters in accordance with the best judgment of such person.

5. This Proxy should be voted, dated and signed and returned in the enclosed envelope to CIBC Mellon Trust Company, Proxy Department, Unit 6, P.O. Box 12005 Station BRM B, Toronto, Ontario, Canada M7Y 2K5 or presented in person at the meeting to be held May 30, 2000, at 2 Eva Road, Suite 200, Toronto, Ontario, Canada at 10:00 a.m.